Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________
                              Amendment No. 1 to
                                 FORM S-3/A
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                            _______________________

                       DNA PLANT TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                               22-395856
   (State or other jurisdiction of           (I.R.S. Employer Identification
    incorporation or organization)                        No.)

                            6701 San Pablo Avenue
                        Oakland, California 94608-1239
                               (510) 547-2395
               (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                               Robert Serenbetz
                            6701 San Pablo Avenue
                        Oakland, California 94608-1239
                               (510) 547-2395
             (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      ___________________________________
                                  Copies to:
                            Henry O. Smith III, Esq.
                     Proskauer Rose Goetz & Mendelsohn LLP
                                 1585 Broadway
                           New York, New York 10036
                                 (212) 969-3000
                       __________________________________
       Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

       If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on June 22, 1995.

                                          DNA PLANT TECHNOLOGY CORPORATION


                                           By:   /S/ ROBERT SERENBETZ
                                                Robert Serenbetz
                                                Chairman of the Board and
                                                Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signatures                 Title                      Date
/S/ ROBERT SERENBETZ          Chairman of the            June 22, 1995
    Robert Serenbetz          Board and Chief
                              Executive Officer
                              (Principal
                              Executive Officer)

/S/ CHRIS BRAUNLICH           Chief Financial            June 22, 1995
    Chris Braunlich           Officer and
                              Treasurer
                              (Principal
                              Financial Officer
                              and Principal
                              Accounting Officer

/S/ *                         Director                   June 22, 1995
    Evenlyn Berezin

/S/ *                         Director                   June 22, 1995
    James L. Ferguson

/S/ *                         Director                   June 22, 1995
    Gerald D. Laubach

/S/ *                         Director                   June 22, 1995
    Douglas S. Luke

*By /S/ CHRIS BRAUNLICH                                  June 22, 1995
        Chris Braunlich, as
        Attorney-in-fact
